EXHIBIT 99.1

             Duratek Reports Second Quarter 2004 Results

    COLUMBIA, Md.--(BUSINESS WIRE)--July 21, 2004--Duratek, Inc. (NASDAQ:DRTK) today announced net income of $5.6 million, or $0.39 per diluted share, for the three-month period ended June 27, 2004, as compared to net income of $6.6 million, or $0.34 per diluted share, for the comparable period in 2003. Revenues were $73.6 million for the three months ended June 27, 2004 as compared to $76.8 million for the comparable period in 2003. The decrease in revenues of $3.2 million, for the quarter, was primarily due to an anticipated and planned reduction in work performed by the Company on a project to stabilize radioactive waste stored in tanks at the Department of Energy's Hanford site as the current efforts are focused more on construction where the company plays a smaller role.
    For the six month period ended June 27, 2004, net income was $8.7 million, or $0.60 per diluted share, as compared to net income before cumulative effect of change in accounting principle of $9.2 million, or $0.47 per diluted share, for the comparable period in 2003. Revenues were $137.7 million for the six months ended June 27, 2004 as compared to $140.6 million during the comparable period in 2003. The slight decrease in revenues of $2.9 million, or 2%, for the first six months of the year was primarily due to the reasons expressed above.
    Net income per diluted share increased by approximately 28% for the first six months of the year as compared to the same period in 2003. Operating margins improved for the first half to 12.8% as compared to 12.3% for the same period last year. Based on this solid performance, the Company made an accelerated debt pay down of $15 million in June.
    Robert E. Prince, President and CEO said, "The Company remains on course, focusing on higher margin work and on cash generation while at the same time positioning itself to capture some exciting new growth opportunities. We are very pleased with our progress on both of these important efforts."
    Robert F. Shawver, Executive Vice President and CFO added, "We are particularly pleased with the results as compared to last year considering the fact that in 2003 we had a record quarter due to the completion of two very high margin Commercial Services projects. Our consistent income from operations performance along with the reduction in the number of shares outstanding due to the retirement of the preferred stock in December 2003 resulted in per share earnings growth and a $15 million accelerated debt pay down."
    An unaudited comparative summary of the three and six month results of operations for 2004 and 2003 is as follows (in thousands of dollars, except per share data):

                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               June 27,  June 29,  June 27,  June 29,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------
Revenues                       $ 73,555  $ 76,790  $137,737  $140,620
Income from operations         $ 10,315  $ 12,015  $ 17,600  $ 17,251
Income before income taxes     $  9,169  $ 10,983  $ 14,170  $ 15,043
Income taxes                   $  3,526  $  4,393  $  5,526  $  6,017
Net income before cumulative
 effect of a change in
 accounting principle          $  5,638  $  6,583  $  8,723  $  9,175
Net income attributable to
 common stockholders           $  5,598  $  6,268  $  8,671  $  6,131
Net income (loss) per share:
Basic:
  Before cumulative effect of
   a change in accounting
   principle                   $   0.40  $   0.46  $   0.63  $   0.63
  Cumulative effect of a
   change in accounting
   principle                          -         -         -  $  (0.18)
                               --------- --------- --------- ---------
                               $   0.40  $   0.46  $   0.63  $   0.45
                               ========= ========= ========= =========
Diluted:
  Before cumulative effect of
   a change in accounting
   principle                   $   0.39  $   0.34  $   0.60  $   0.47
  Cumulative effect of a
   change in accounting
   principle                          -         -         -  $  (0.12)
                               --------- --------- --------- ---------
                               $   0.39  $   0.34  $   0.60  $   0.35
                               ========= ========= ========= =========

Consolidated balance sheets, statements of operations and statements of cash flows are attached.

    A conference call will be held today at 11:00 a.m. Eastern Time. Investors can listen to the conference call by logging into www.duratekinc.com or by calling 888-913-9967, passcode Duratek. In addition to the webcast and teleconference, the Company will be placing a presentation of the data on its website under investor relations financial reports section. We encourage investors to listen to the call in addition to viewing the presentation.
    A replay of the call will be available at approximately 1:00 p.m. today through August 11, 2004 by dialing 866-487-7596. The webcast will be archived on the Duratek website for at least 30 days.

    Duratek provides safe, secure radioactive materials disposition and nuclear facility operations for commercial and government customers.

    Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Duratek's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: the Company's ability to manage its commercial waste processing operations, the timing and award of contracts by the U.S. Department of Energy for the cleanup of waste sites administered by it; the acceptance and implementation of the Company's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.


                    DURATEK, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets
         (in thousands of dollars, except per share amounts)


                                               June 27,   December 31,
                                                 2004         2003
                                             ------------ ------------
                   Assets                    (unaudited)      (1)
Current assets:
  Cash                                       $    27,765  $    35,174
  Accounts receivable, less allowance for
   doubtful accounts of $843 in 2004 and
   $842 in 2003                                   49,160       38,378
  Cost and estimated earnings in excess of
   billings on uncompleted contracts              19,824       15,464
  Prepaid expenses and other current assets        6,684        7,760
                                             ------------ ------------
      Total current assets                       103,433       96,776

Retainage                                          6,861        6,685
Property, plant and equipment, net                67,879       69,416
Goodwill                                          70,797       70,797
Other intangible assets                            4,237        4,718
Decontamination and decommissioning trust
 fund                                             19,175       20,767
Other assets                                      15,191       13,985
                                             ------------ ------------
      Total assets                           $   287,573  $   283,144
                                             ============ ============

    Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt          $     1,171  $     1,150
  Accounts payable                                 9,131       12,851
  Accrued expenses and other current
   liabilities                                    47,090       39,592
  Unearned revenues                               26,277       21,410
  Waste processing and disposal liabilities        8,305        8,001
                                             ------------ ------------
      Total current liabilities                   91,974       83,004

Long-term debt, less current portion              99,804      114,825
Facility and equipment decontamination and
 decommissioning liabilities                      39,694       40,855
Other noncurrent liabilities                       6,866        6,294
                                             ------------ ------------
      Total liabilities                          238,338      244,978
                                             ------------ ------------

8% Cumulative Convertible Redeemable
 Preferred Stock, $.01 par value; 160,000
 shares authorized, 158 shares issued and
 outstanding at June 27, 2004 and 3,002
 shares issued and outstanding at December
 31, 2003                                             16          300

Stockholders' equity:
  Preferred stock - $0.01 par value;
   authorized 4,740,000 shares; none issued            -            -
  Series B junior participating preferred
   stock, $.01 par value; 100,000 shares
   authorized; none issued                             -            -
  Common stock - $0.01 par value; authorized
   35,000,000 shares; issued 15,869,561
   shares in 2004 and 15,229,100 shares in
   2003                                              158          152
  Capital in excess of par value                  81,316       78,375
  Accumulated deficit                            (21,355)     (30,026)
  Treasury stock at cost, 1,770,306 shares
   in 2004, 1,738,720 shares in 2003             (10,900)     (10,635)
                                             ------------ ------------
      Total stockholders' equity                  49,219       37,866

                                             ------------ ------------
      Total liabilities and stockholders'
       equity                                $   287,573  $   283,144
                                             ============ ============

(1) The Consolidated Balance Sheet as of December 31, 2003 has been derived from our audited Consolidated Balance Sheet included in our Annual Report on Form 10-K for the year ended December 31, 2003.


                    DURATEK, INC. AND SUBSIDIARIES
                Consolidated Statements of Operations
               (in thousands, except per share amounts)


                             Three months ended    Six months ended
                            -------------------- ---------------------
                             June 27,   June 29,  June 27,    June 29,
                               2004       2003      2004        2003
                            ----------- -------- ----------- ---------
                                (unaudited)           (unaudited)
Revenues                    $   73,555  $76,790  $  137,737  $140,620
Cost of revenues                55,848   57,535     104,098   108,096
                            ----------- -------- ----------- ---------
      Gross profit              17,707   19,255      33,639    32,524
Selling, general and
 administrative expenses         7,392    7,240      16,039    15,273
                            ----------- -------- ----------- ---------
      Income from
       operations               10,315   12,015      17,600    17,251
Interest expense                (1,160)  (1,117)     (3,516)   (2,191)
Other income (loss), net            14       85          86       (17)
                            ----------- -------- ----------- ---------

      Income before income
       taxes, equity in
       income (loss) of
       joint ventures, and
       cumulative effect of
       a change in
       accounting principle      9,169   10,983      14,170    15,043
Income taxes                     3,526    4,393       5,526     6,017
                            ----------- -------- ----------- ---------

      Income before equity
       in income (loss) of
       joint ventures and
       cumulative effect of
       a change in
       accounting principle      5,643    6,590       8,644     9,026
Equity in income (loss) of
 joint ventures                     (5)      (7)         79       149
                            ----------- -------- ----------- ---------

      Net income before
       cumulative effect of
       a change in
       accounting principle      5,638    6,583       8,723     9,175
Cumulative effect of a
 change in accounting
 principle, net of taxes             -        -           -    (2,414)
                            ----------- -------- ----------- ---------
      Net income                 5,638    6,583       8,723     6,761

Preferred stock dividends          (40)    (315)        (52)     (630)
                            ----------- -------- ----------- ---------
      Net income
       attributable to
       common stockholders  $    5,598  $ 6,268  $    8,671  $  6,131
                            =========== ======== =========== =========

Weighted average common
 stock outstanding:
      Basic                     13,961   13,552      13,845    13,542
                            =========== ======== =========== =========
      Diluted                   14,502   19,375      14,413    19,322
                            =========== ======== =========== =========
Income (loss) per share:
    Basic:
     Before cumulative
      effect of a change in
      accounting principle  $     0.40  $  0.46  $     0.63  $   0.63
     Cumulative effect of a
      change in accounting
      principle                      -        -           -     (0.18)
                            ----------- -------- ----------- ---------
                            $     0.40  $  0.46  $     0.63  $   0.45
                            =========== ======== =========== =========

    Diluted:
     Before cumulative
      effect of a change in
      accounting principle  $     0.39  $  0.34  $     0.60  $   0.47
     Cumulative effect of a
      change in accounting
      principle                      -        -           -     (0.12)
                            ----------- -------- ----------- ---------
                            $     0.39  $  0.34  $     0.60  $   0.35
                            =========== ======== =========== =========


                    DURATEK, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                      (in thousands of dollars)


                                                  Six months ended
                                               -----------------------
                                                June 27,    June 29,
                                                   2004        2003
                                               ----------- -----------
                                                     (Unaudited)
Cash flows from operating activities:
  Net income                                   $    8,723  $    6,761
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                   5,315       6,097
    Cumulative effect of a change in
     accounting principle, net of taxes                 -       2,414
    Stock compensation expense                          -         159
    Equity in (income) loss of joint ventures,
     net of distributions                              12         (88)
    Changes in operating assets and
     liabilities:
      Accounts receivables                        (10,782)     (5,224)
      Costs and estimated earnings in excess
       of billings on uncompleted contracts        (6,231)     (4,061)
      Prepaid expenses and other current
       assets                                         561         883
      Accounts payable, and accrued expenses
       and other current liabilities                3,813      12,173
      Unearned revenues                             4,867       1,887
      Waste processing and disposal
       liabilities                                    304        (413)
      Facility and equipment decontamination
       and decommissioning liabilities                430         407
      Retainage                                       907      (1,103)
      Other                                           537         153
                                               ----------- -----------
     Net cash provided by operating activities      8,456      20,045
                                               ----------- -----------

Cash flows from investing activities:
  Additions to property, plant and equipment       (3,056)     (2,491)
  Other                                              (140)       (179)
                                               ----------- -----------
     Net cash used in investing activities         (3,196)     (2,670)
                                               ----------- -----------

Cash flows from financing activities:
  Repayments of long-term debt                    (15,000)     (2,600)
  Deferred financing costs                            (11)       (413)
  Proceeds from issuance of common stock            2,598         132
  Preferred stock dividends paid                     (106)       (315)
  Repayments of capital lease obligations            (150)       (217)
                                               ----------- -----------
     Net cash used in financing activities        (12,669)     (3,413)
                                               ----------- -----------
     Net increase (decrease) in cash               (7,409)     13,962

Cash, beginning of period                          35,174       2,323
                                               ----------- -----------
Cash, end of period                            $   27,765  $   16,285
                                               =========== ===========

    CONTACT: Duratek, Inc., Columbia
             Diane R. Brown or Robert F. Shawver
             410-312-5100
             www.duratekinc.com